EXHIBIT 95

MINE SAFETY DISCLOSURES

The operation of the Corporation’s domestic aggregates quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).  MSHA inspects the Corporation’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act.  Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation.  Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Corporation is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (SEC).  In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Corporation has provided the information below in response to the SEC’s rules and regulations issued under the provisions of the Dodd-Frank Act.  The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to the Corporation’s quarries and mines operated outside the United States.

The Corporation presents the following items regarding certain mining safety and health matters for the three months ended June 30, 2017:

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Corporation has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”).  If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation).  MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•

Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”).  These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”).  These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”).  These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total dollar value of proposed assessments from MSHA under the Mine Act.  These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total number of mining-related fatalities.  Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry.  The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act.  Only fatalities determined by MSHA not to be mining-related may be excluded.

•

Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act.  If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commissions pending as of the last day of period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions initiated during period.

•	Legal actions before the Federal Mine Safety and Health Review Commissions resolved during period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act.  Appendix 1 shows, for each of the Corporation’s quarries and mines identified, as of June 30, 2017, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the quarter as well as resolved during the quarter. In addition, Appendix 1 includes a footnote to the column for legal actions before the Commission pending as of the last day of the period, which footnote breaks down that total number of legal actions pending by categories according to the type of proceeding in accordance with various categories established by the Procedural Rules of the Commission.

Appendix 1 attached.

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Alexander Quarry	BN5	0	0	0	0	0	$-	0	no	no	0	0	0
American Stone Quarry	3100189	0	0	0	0	0	$-	0	no	no	0	0	0
Anderson Creek	4402963	0	0	0	0	0	$-	0	no	no	0	0	0
Arrowood Quarry	3100059	0	0	0	0	0	$116	0	no	no	0	0	0
Asheboro Quarry	3100066	0	0	0	0	0	$-	0	no	no	0	0	0
Bakers Quarry	3100071	0	0	0	0	0	$-	0	no	no	0	0	0
Belgrade Quarry	3100064	0	0	0	0	0	$-	0	no	no	0	0	0
Benson Quarry	3101979	0	0	0	0	0	$116	0	no	no	0	0	0
Berkeley Quarry	3800072	0	0	0	0	0	$-	0	no	no	0	0	0
Bessemer City Quarry	3101105	0	0	0	0	0	$-	0	no	no	0	0	0
Black Ankle Quarry	3102220	0	0	0	0	0	$-	0	no	no	0	0	0
Bonds Gravel Pit	3101963	0	0	0	0	0	$-	0	no	no	0	0	0
Boonsboro Quarry	1800024	0	0	0	0	0	$-	0	no	no	0	0	0
Burlington Quarry	3100042	0	0	0	0	0	$-	0	no	no	0	0	0
Caldwell Quarry	3101869	0	0	0	0	0	$-	0	no	no	0	0	0
Castle Hayne Quarry	3100063	0	0	0	0	0	$116	0	no	no	0	0	0
Cayce Quarry	3800016	1	0	0	0	0	$1,326	0	no	no	0	0	0
Central Rock Quarry	3100050	0	0	0	0	0	$116	0	no	no	0	0	0
Charlotte Quarry	3100057	0	0	0	0	0	$-	0	no	no	0	0	0
Clarks Quarry	3102009	0	0	0	0	0	$-	0	no	no	0	0	0
Cumberland Quarry	3102237	0	0	0	0	0	$-	0	no	no	0	0	0
Denver	3101971	1	0	0	0	0	$869	0	no	no	0	0	0
Doswell Quarry	4400045	0	0	0	0	0	$-	0	no	no	0	0	2
East Alamance	3102021	0	0	0	0	0	$-	0	no	no	0	0	0
Fountain Quarry	3100065	0	0	0	0	0	$116	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Franklin Quarry	3102130	0	0	0	0	0	$251	0	no	no	0	0	0
Fuquay Quarry	3102055	0	0	0	0	0	$116	0	no	no	0	0	0
Garner Quarry	3100072	0	0	0	0	0	$-	0	no	no	0	0	0
Georgetown ll Quarry	3800525	0	0	0	0	0	$160	0	no	no	0	0	0
Hickory Quarry	3100043	0	0	0	0	0	$-	0	no	no	0	0	0
Hicone Quarry	3102088	0	0	0	0	0	$-	0	no	no	0	0	0
Jamestown Quarry	3100051	0	0	0	0	0	$-	0	no	no	0	0	0
Kannapolis Quarry	3100070	0	0	0	0	0	$-	0	no	no	0	0	0
Kings Mountain Quarry	3100047	0	0	0	0	0	$116	0	no	no	0	0	0
Lemon Springs Quarry	3101104	0	0	0	0	0	$-	0	no	no	0	0	0
Loamy Sand and Gravel	3800721	0	0	0	0	0	$-	0	no	no	0	0	0
Maiden Quarry	3102125	0	0	0	0	0	$-	0	no	no	0	0	0
Mallard Creek Quarry	3102006	0	0	0	0	0	$-	0	no	no	0	0	0
Matthews Quarry	3102084	0	0	0	0	0	$-	0	no	no	0	1	1
Midlothian Quarry	4403767	0	0	0	0	0	$-	0	no	no	0	0	0
North Columbia Quarry	3800146	0	0	0	0	0	$-	0	no	no	0	0	0
Onslow Quarry	3102120	0	0	0	0	0	$-	0	no	no	0	0	0
Pinesburg	1800021	0	0	0	0	0	$-	0	no	no	0	0	0
Pomona Quarry	3100052	0	0	0	0	0	$-	0	no	no	0	0	0
Raleigh Durham Quarry	3101941	0	0	0	0	0	$-	0	no	no	0	0	0
Red Hill Quarry	4400072	0	0	0	0	0	$-	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Reidsville Quarry	3100068	0	0	0	0	0	$-	0	no	no	0	0	0
Rock Hill Quarry	3800026	0	0	0	0	0	$-	0	no	no	0	0	0
Rocky Point Quarry	3101956	0	0	0	0	0	$-	0	no	no	0	0	0
Salem Stone Company	3102038	0	0	0	0	0	$-	0	no	no	0	0	0
Statesville Quarry	3100055	0	0	0	0	0	$-	0	no	no	0	0	0
Thomasville Quarry	3101475	0	0	0	0	0	$-	0	no	no	0	0	0
Wilmington Sand	3101308	0	0	0	0	0	$-	0	no	no	0	0	0
Woodleaf Quarry	3100069	0	0	0	0	0	$-	0	no	no	0	0	0
(45) North Indianapolis SURFACE	1200002	0	0	0	0	0	$-	0	no	no	0	0	0
Apple Grove	3301676	0	0	0	0	0	$-	0	no	no	0	0	0
Belmont Sand	1201911	0	0	0	0	0	$-	0	no	no	0	0	0
Burning Springs	4608862	1	0	0	0	0	$580	0	no	no	1	1	0
Carmel SandG	1202124	0	0	0	0	0	$-	0	no	no	0	0	0
Cedarville	3304072	0	0	0	0	0	$-	0	no	no	0	0	0
Cloverdale	1201744	0	0	0	0	0	$-	0	no	no	0	0	0
Cook Road	3304534	0	0	0	0	0	$-	0	no	no	0	0	0
E-Town SandG	3304279	0	0	0	0	0	$-	0	no	no	0	0	0
Fairfield	3301396	0	0	0	0	0	$-	0	no	no	0	0	0
Franklin Gravel	3302940	0	0	0	0	0	$-	0	no	no	0	0	0
Kentucky Ave Mine	1201762	0	0	0	0	0	$412	0	no	no	1	1	0
Kokomo Mine	1202105	0	0	0	0	0	$-	0	no	no	0	0	0
Kokomo Sand	1202203	0	0	0	0	0	$-	0	no	no	0	0	0
Kokomo Stone	1200142	0	0	0	0	0	$-	0	no	no	0	0	0
Noblesville SandG	1201994	0	0	0	0	0	$116	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Noblesville Stone	1202176	3	0	0	0	0	$3,144	0	no	no	5	3	0
North Indianapolis	1201993	0	0	0	0	0	$-	0	no	no	3	0	0
Petersburg	1516895	0	0	0	0	0	$232	0	no	no	0	0	0
Phillipsburg	3300006	0	0	0	0	0	$-	0	no	no	0	0	0
Shamrock SG	3304011	0	0	0	0	0	$-	0	no	no	0	0	0
Troy Gravel	3301678	0	0	0	0	0	$-	0	no	no	0	0	0
Waverly Sand	1202038	0	0	0	0	0	$-	0	no	no	0	0	0
Xenia	3301393	0	0	0	0	0	$116	0	no	no	0	0	0
Appling Quarry	901083	0	0	0	0	0	$-	0	no	no	0	0	0
Auburn, Al Quarry	100006	0	0	0	0	0	$116	0	no	no	0	0	0
Auburn, GA Quarry	900436	0	0	0	0	0	$116	0	no	no	0	0	0
Augusta Quarry-GA	900065	0	0	0	0	0	$-	0	no	no	0	0	0
Chattanooga Quarry	4003159	0	0	0	0	0	$116	0	no	no	0	0	0
Forsyth Quarry	901035	0	0	0	0	0	$-	0	no	no	0	0	0
Jefferson Quarry	901106	0	0	0	0	0	$116	0	no	no	0	0	0
Junction City Quarry	901029	0	0	0	0	0	$-	0	no	no	0	0	0
Lithonia Quarry	900023	0	0	0	0	0	$116	0	no	no	2	0	0
Maylene Quarry	100634	0	0	0	0	0	$-	0	no	no	0	0	0
Morgan Co Quarry	901126	0	0	0	0	0	$-	0	no	no	0	0	0
Newton Quarry	900899	0	0	0	0	0	$116	0	no	no	0	0	0
ONeal Quarry Co19	103076	0	0	0	0	0	$-	0	no	no	0	0	0
Paulding Quarry	901107	0	0	0	0	0	$-	0	no	no	0	0	0
Perry Quarry	801083	0	0	0	0	0	$-	0	no	no	0	0	0
Red Oak Quarry	900069	0	0	0	0	0	$-	0	no	no	0	0	0
Ruby Quarry	900074	0	0	0	0	0	$-	0	no	no	0	0	0
Six Mile Quarry	901144	1	0	0	0	0	$812	0	no	no	0	0	0
Tyrone Quarry	900306	0	0	0	0	0	$-	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Vance Quarry Co19	103022	0	0	0	0	0	$-	0	no	no	0	0	0
Warrenton Quarry	900580	0	0	0	0	0	$-	0	no	no	0	0	0
Alden Portable Sand	1302037	0	0	0	0	0	$-	0	no	no	0	0	0
Alden Portable Plant 1	1302031	0	0	0	0	0	$-	0	no	no	0	0	0
Alden Portable Plant 2	1302033	0	0	0	0	0	$-	0	no	no	0	0	0
Alden Portable Wash	1302122	0	0	0	0	0	$-	0	no	no	0	0	0
Alden Quarry - Shop	1300228	0	0	0	0	0	$-	0	no	no	0	0	0
Ames Mine	1300014	2	0	0	0	0	$1,067	0	no	no	0	0	0
Cedar Rapids Quarry	1300122	1	0	0	0	0	$492	0	no	no	0	0	0
Des Moines Portable	1300150	1	0	0	0	0	$-	0	no	no	0	0	1
Des Moines Shop	1300932	0	0	0	0	0	$-	0	no	no	0	0	0
Dubois Quarry	2501046	0	0	0	0	0	$-	0	no	no	2	2	0
Durham Mine	1301225	0	0	0	0	0	$405	0	no	no	0	0	0
Earlham Quarry	1302123	0	0	0	0	0	$116	0	no	no	2	0	0
Environmental Crew (Plant 854)	1302126	0	0	0	0	0	$116	0	no	no	0	0	0
Ferguson Quarry	1300124	0	0	0	0	0	$-	0	no	no	0	0	0
Fort Calhoun	2500006	0	0	0	0	0	$482	0	no	no	3	1	0
Fort Calhoun UG	2400167	0	0	0	0	0	$232	0	no	no	0	0	0
Fort Dodge Mine	1300032	0	0	0	0	0	$1,932	0	no	no	0	0	0
Greenwood	2300141	0	0	0	0	0	$-	0	no	no	0	0	0
Iowa Grading	1302316	0	0	0	0	0	$-	0	no	no	0	0	0
Linn County Sand	1302208	0	0	0	0	0	$-	0	no	no	0	0	0
Malcom Mine	1300112	1	0	0	0	0	$537	0	no	no	0	0	0
Marshalltown Sand	1300718	0	0	0	0	0	$-	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Moore Quarry	1302188	0	0	0	0	0	$996	0	no	no	0	0	0
New Harvey Sand	1301778	0	0	0	0	0	$-	0	no	no	0	0	0
Northwest Division OH	A2354	0	0	0	0	0	$-	0	no	no	0	0	0
Ottawa Quarry	1401590	1	0	0	0	0	$-	0	no	no	0	0	0
Pacific Quarry	4500844	1	0	0	0	0	$677	0	no	no	0	0	0
Parkville Mine	2301883	0	0	0	0	0	$160	0	no	no	0	0	0
Pederson Quarry	1302192	1	0	0	0	0	$-	0	no	no	0	0	0
Raccoon River Sand	1302315	0	0	0	0	0	$-	0	no	no	0	0	0
Randolph Deep Mine	2302308	3	0	1	0	0	$3,624	0	no	no	3	1	0
Reasoner Sand	1300814	0	0	0	0	0	$-	0	no	no	0	0	0
Saylorville Sand	1302290	0	0	0	0	0	$-	0	no	no	0	0	0
St Cloud Quarry	2100081	0	0	0	0	0	$-	0	no	no	0	0	0
Stamper Mine	2302232	1	0	0	0	0	$1,286	0	no	no	0	0	0
Sully Mine	1300063	1	0	0	0	0	$220	0	no	no	0	0	0
Sunflower	1401556	0	0	0	0	0	$-	0	no	no	0	0	0
Weeping Water Mine	2500998	1	0	0	0	0	$924	0	no	no	3	2	3
Yellow Medicine Quarry	2100033	0	0	0	0	0	$-	0	no	no	0	0	0
211 Quarry	4103829	0	0	0	0	0	$-	0	no	no	0	0	0
Beckman Quarry	4101335	0	0	0	0	0	$-	0	no	no	0	0	0
Bedrock Plant	4103283	0	0	0	0	0	$232	0	no	no	0	0	0
Bells Savoy SG TXI	4104019	2	0	0	0	0	$346	0	no	no	0	0	0
Black Rock Quarry	300011	0	0	0	0	0	$-	0	no	no	0	0	0
Black Spur Quarry	4104159	5	0	0	0	0	$-	0	no	no	0	0	0
Blake Quarry	1401584	4	0	0	0	0	$943	0	no	no	0	0	0
Bridgeport Stone TXI	4100007	0	0	0	0	0	$-	0	no	no	2	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Broken Bow SandG	3400460	0	0	0	0	0	$-	0	no	no	0	0	0
Chico	4103360	0	0	0	0	0	$116	0	no	no	1	0	0
Davis	3401299	2	0	0	0	0	$518	0	no	no	0	0	0
Garfield SG TXI	4103909	0	0	0	0	0	$-	0	no	no	0	0	0
Garwood	4102886	0	0	0	0	0	$-	0	no	no	0	0	0
GMS - TXI	C335	0	0	0	0	0	$-	0	no	no	0	0	0
Hatton Quarry	301614	0	0	0	0	0	$116	0	no	no	0	0	0
Helotes	4103137	0	0	0	0	0	$-	0	no	no	0	0	0
Hondo	4104708	0	0	0	0	0	$-	0	no	no	0	0	0
Hondo-1	4104090	0	0	0	0	0	$-	0	no	no	0	0	3
Hugo	3400061	0	0	0	0	0	$-	0	no	no	0	0	0
Idabel	3400507	0	0	0	0	0	$-	0	no	no	0	0	0
Jena Aggregates TXI	1601298	1	0	0	0	0	$625	0	no	no	0	0	0
Jones Mill Quarry	301586	0	0	0	0	0	$-	0	no	no	0	0	0
Koontz McCombs Pit	4105048	0	0	0	0	0	$-	0	no	no	0	0	0
Medina Rock and Rail	4105170	0	0	0	0	0	$-	0	no	no	1	0	0
Mill Creek	3401285	0	0	0	0	0	$-	0	no	no	0	0	0
Mill Creek TXI	3401859	0	0	0	0	0	$148	0	no	no	0	0	0
New Braunfels Quarry	4104264	0	0	0	0	0	$-	0	no	no	0	0	0
Perryville Aggregates TXI	1601417	0	0	0	0	0	$-	0	no	no	0	0	0
Poteet (Sand Plant)	4101342	0	0	0	0	0	$-	0	no	no	0	0	0
Rio Medina	4103594	0	0	0	0	0	$-	0	no	no	0	0	0
San Pedro Quarry	4101337	0	0	0	0	0	$-	0	no	no	0	0	0
Sawyer	3401634	0	0	0	0	0	$-	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Snyder	3401651	1	0	0	0	0	$792	0	no	no	1	1	0
South Texas Port No.2	4104204	0	0	0	0	0	$-	0	no	no	0	0	0
Tin Top SG TXI	4102852	0	0	0	0	0	$-	0	no	no	0	0	0
Washita Quarry	3402049	0	0	0	0	0	$116	0	no	no	0	0	0
Webberville TXI	4104363	0	0	0	0	0	$-	0	no	no	0	0	0
Woodworth Aggregates TXI	1601070	0	0	0	0	0	$232	0	no	no	0	0	0
Cottonwood Sand and Gravel	504418	0	0	0	0	0	$-	0	no	no	0	0	0
Fountain Sand and Gravel	503821	1	0	0	0	0	$13,437	0	no	no	0	0	0
Granite Canyon Quarry	4800018	0	0	0	0	0	$-	0	no	no	0	0	0
Greeley 35th Ready Mix	503215	0	0	0	0	0	$-	0	no	no	0	0	0
Greeley 35th Sand and Gravel	504613	0	0	0	0	0	$-	0	no	no	0	0	0
Guernsey	4800004	0	0	0	0	0	$-	0	no	no	0	0	0
Milford	4202177	0	0	0	0	0	$-	0	no	no	0	0	0
Northern Portable Plant #1	504359	0	0	0	0	0	$232	0	no	no	0	0	0
Northern Portable Plant #4	4801565	0	0	0	0	0	$232	0	no	no	0	0	0
Northern Portable Plant #19	504382	0	0	0	0	0	$232	0	no	no	0	0	0
Parkdale Quarry	504635	0	0	0	0	0	$-	0	no	no	0	0	0
Penrose SG	504509	1	0	0	0	0	$677	0	no	no	0	0	0

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Portable Crushing	503984	0	0	0	0	0	$-	0	no	no	0	0	0
Portable Recycle 21	504520	0	0	0	0	0	$-	0	no	no	0	0	0
Red Canyon Quarry	504136	0	0	0	0	0	$-	0	no	no	0	0	0
Riverbend Sand and Gravel	504841	0	0	0	0	0	$-	0	no	no	0	0	0
Sokol SG	0504977	0	0	0	0	0	$-	0	no	no	0	0	0
Spanish Springs Co 2	2600803	0	0	0	0	0	$232	0	no	no	6	0	0
Spec Agg Sand and Gravel	500860	1	0	0	0	0	$-	0	no	no	0	0	0
Taft Sand and Gravel	504526	0	0	0	0	0	$-	0	no	no	0	0	0
Taft Shop	504735	0	0	0	0	0	$-	0	no	no	0	0	0
Three Bells Ditullio Sand and Gravel	504361	0	0	0	0	0	$-	0	no	no	0	0	0
Hunter Cement TXI	4102820	1	0	0	0	0	$2,297	0	no	no	0	0	0
Midlothian Cement TXI	4100071	3	0	0	0	0	$-	0	no	no	2	1	0
Salisbury Shop	3101235	0	0	0	0	0	$-	0	no	no	0	0	0
Woodville	3300156	2	0	0	0	0	$848	0	no	no	1	1	0
TOTALS		45	0	1	0	0	$45,163	0			39	15	10

*Of the 39 legal actions pending on June 30, 2017, 25 were contests of citations or orders referenced in Subpart B of CFR Part 2700, which includes contests of citations and orders issued under Section 104 of the Mine Act and contests of imminent danger orders under Section 107 of the Mine Act and 14 were contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700, which are administrative proceedings before the Commission challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order.